UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

                                    FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 22, 2010

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

     333-115164

20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri
64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant’s telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 2 and 4 through 7 are not applicable and therefore omitted.

Item 3.03.  Material Modification to Rights of Security Holders.

The U.S. Premium Beef, LLC (“USPB”) Board of Directors has approved a number of changes to the USPB Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) which are to become effective as of the close of business on March 27, 2010.  The changes were adopted pursuant to provisions of the LLC Agreement which allow the USPB Board to adopt certain amendments by resolution, without the necessity of approval from the USPB members.

The first modification approved by the USPB Board of Directors is an amendment of Section 3.2(b) of the LLC Agreement.  Prior to the amendment, Section 3.2(b) provided that USPB’s Class A Units and Class B Units were “linked” together—that is, a Class A Unit or a Class B Unit could only be issued, redeemed or transferred if a unit of the other class were also issued, redeemed or transferred.  Following the close of business on March 27, 2010, it will be possible for a unit of either class to be transferred, issued or redeemed without  a concurrent transfer, issuance or redemption of a unit of the other class.  A copy of Section 3.2(b) as amended by resolution of the Board of Directors is attached as Exhibit 3.1 to this report on Form 8-K.

In connection with the amendment of Section 3.2(b) of the LLC Agreement, USPB has also made arrangements for Class A and Class B Units to be traded through an internet-based system to be operated by Variable Investment Advisors, Inc., (a South Dakota firm), under the name AgStockTrade.com.  The system is intended to provide a convenient and efficient way for buyers and sellers of USPB Class A Units and Class B Units to conduct transactions.  The trading values for such Units will be determined by the interplay between interested sellers of Class A or Class B Units and parties interested in buying such Class A or Class B Units.  Implementation of the system for transactions involving Class A and Class B Units is expected to occur on March 29, 2010.

In addition to adopting the amendment to Section 3.2(b) of the LLC Agreement described above, the Board of Directors has also adopted an amended “Unit Transfer Policy” as Appendix C to the LLC Agreement.  In addition to a variety of changes reflecting the “de-linking” of the Class A Units and the Class B Units, the amended Unit Transfer Policy contains a revised Section 3.4 governing allocations and distributions with respect to units that have been transferred.  Prior to the amendment, USPB’s Unit Transfer Policy provided that allocations of Profit, Loss and other tax attributes and distributions with respect to units that had been transferred would be treated as if the transfer in question had occurred at the beginning of the quarter during which the unit transfer occurred.  Under the amended Unit Transfer Policy, allocations of Profit and Loss for a particular financial period will be divided between the transferor and the transferee based on the date a unit transfer is approved by the USPB Board of Directors.  Distributions occurring or deemed to occur before the date of a units transfer will be made to the transferor of the units in question and all distributions on or after the date of a unit transfer will be made to the transferee, except that distributions indentified by the Board of Directors as being “tax distributions” will be divided between the transferor and the transferee in proportion to the number of days during the applicable tax period that the transferor and the transferee, respectively, held the units in question.  A copy of the amended Unit Transfer Policy is attached as Exhibit 3.2 to this report on Form 8-K.

Item 8.01.  Other Events.

On March 22, 2010, U.S. Premium Beef, LLC issued a letter to its unitholders announcing that, effective as of the close of business on March 27, 2010, Class A Units and Class B Units will be “de-linked,” allowing transfers of each class of units without a concurrent transfer of a unit of the other Class.  (The Company’s units have been “linked” since the Company converted from a cooperative into a limited liability company in 2004.)  The letter also describes the internet-based trading system, to be operated by Variable Investment Advisors, Inc. under the name of AgStockTrade.com, through which transactions involving Class A and Class B Units may be effected following the March 27, 2010 “de-linking” of the two classes of units.  A copy of the letter is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are filed pursuant to Item 9.01.
	3.1	Amended Section 3.2(b) of U.S. Premium Beef, LLC Amended and Restated Limited Liability Company Agreement.
	3.2	Amended Unit Transfer Policy of U.S. Premium Beef, LLC.
	99.1	Letter to U.S. Premium Beef, LLC unitholders dated March 22, 2010.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Steven D. Hunt_______
Steven D. Hunt,
Chief Executive Officer

Dated:  March 26, 2010